EXHIBIT 99.1

CONTACT:	Stockholder Relations 214/ 874-2354	FOR IMMEDIATE RELEASE
CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES THIRD QUARTER 2007 RESULTS
AND DEPLOYMENT OF
COMMON SHARE OFFERING PROCEEDS
•	Financing spreads improved despite temporarily higher borrowing rates

•	Fourth quarter borrowing rates expected to be significantly lower after September federal funds rate reduction

•	Third quarter results include costs associated with portfolio restructuring

•	On October 2, 2007 Capstead closed its 11.5 million common share public offering raising $106 million in net proceeds

•	Capstead has substantially completed deploying the offering proceeds into Fannie Mae, Freddie Mac and Ginnie Mae-guaranteed residential adjustable-rate mortgage securities
     DALLAS — October 25, 2007 — Capstead Mortgage Corporation (NYSE: CMO) today reported a loss of $3,148,000 for the quarter ended September 30, 2007 compared to earnings of $5,774,000 for the second quarter of 2007. After considering preferred share dividends, Capstead lost $0.43 per diluted common share for the third quarter of 2007 compared to earnings for the second quarter of 2007 of $0.04 per diluted common share.
Third Quarter Results
     In August 2007 liquidity in the credit markets contracted sharply primarily in response to heightened investor concerns regarding delinquencies on subprime and other residential mortgage securities that were not issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. With asset values falling and lenders becoming more cautious, many investors in non-agency securities were forced to liquidate substantial amounts of their holdings. These distressed sales placed downward pressure on market values of all residential mortgage securities, including agency issued and guaranteed securities such as those that comprise over 99% of Capstead’s mortgage securities and similar investments portfolio.
     In light of these conditions, during August and early September Capstead proactively reduced its balance sheet leverage by selling $809 million of its lower-yielding, faster prepaying agency-guaranteed securities incurring a loss on sale of $5.9 million and a loss of $2.3 million from terminating related longer-dated repurchase arrangements. These actions reduced the Company’s investment portfolio to $4.8 billion at September 30, 2007 and reduced portfolio leverage (secured borrowings divided by long-term investment capital) from 11.5 to 1 at June 30, 2007 to 10.3 to 1 at September 30, 2007.

     Financing spreads (the difference between yields on the Company’s core portfolio of primarily agency-guaranteed residential adjustable-rate mortgage (“ARM”) securities and rates charged on related borrowings) increased modestly during the third quarter over the second quarter of 2007. While portfolio yields during the quarter were higher by 10 basis points, the improvement to financing spreads was partially offset by higher prevailing 30-day borrowing rates during much of the quarter as a consequence of the contraction in market liquidity. Overall, a lower average portfolio and an additional day of interest expense on borrowings (92 days in the third quarter versus 91 days in the second quarter) resulted in a slight decline in net interest margins from results achieved in the second quarter.
     Portfolio yields averaged 5.67% during the third quarter of 2007, benefiting from higher coupon interest rates on the underlying mortgage loans that reset during the period, higher yielding acquisitions and the sale of lower yielding securities. Mortgage prepayments were relatively stable during the third quarter at an annualized runoff rate of 30%. Yields on ARM securities fluctuate with changes in mortgage prepayments and adjust over time to more current interest rates as coupon interest rates on the underlying mortgage loans reset.
     Interest rates on borrowings secured by residential mortgage securities averaged 5.25% during the third quarter of 2007, an increase of four basis points over the second quarter of 2007, reflecting higher borrowing rates on 30-day borrowings that prevailed during August and September prior to actions taken by the Federal Reserve’s Open Market Committee to reduce the federal funds rate by 50 basis points on September 18, 2007. Borrowings supporting longer-to-reset ARM securities generally have longer-term maturities effectively locking-in financing spreads during a significant portion of the fixed-rate terms of these investments. As of September 30, 2007, these committed borrowings totaled $1.5 billion at an average rate of 5.01% with an average maturity of 18 months.
Book Value per Common Share
     As of September 30, 2007, Capstead’s book value per common share was $7.57, a decline of $0.56 from December 31, 2006, attributable primarily to the loss realized in connection with restructuring the portfolio and to lower valuations of the Company’s residential mortgage securities due to the recent contraction of market liquidity. Book value at September 30, 2007 excludes the benefit of issuing 11.5 million common shares in a public offering, which added $0.60 per common share to book value upon closing on October 2, 2007 (see below). Unrealized losses of $9.4 million as of September 30, 2007 on the Company’s longer-term borrowings supporting longer-to-reset ARM securities are not reflected in book value. The fair value of these liabilities tends to move in the opposite direction of the fair value of the related longer-to-reset ARM securities; however, during the third quarter this natural offset did not occur because the fair value of the Company’s holdings of residential mortgage securities was negatively affected by the recent contraction in market liquidity.
Public Offering of Common Shares Closed October 2, 2007
     On September 19, 2007 the Company announced an 8.5 million common share public offering that was subsequently increased to 10 million shares when priced on September 26, 2007 at $9.75 per share. The offering closed October 2, 2007. After exercise of the underwriters’ over-allotment option for an additional 1.5 million shares, the issuance totaled

11.5 million shares with net proceeds of nearly $106 million after underwriting discounts, commissions and estimated offering expenses. Proceeds of the offering have been substantially deployed into additional agency-guaranteed residential ARM securities. The accompanying September 30, 2007 financial statements and related disclosures do not reflect the issuance of these shares.
Management Remarks
     Commenting on current results and market conditions, Andrew F. Jacobs, President and Chief Executive Officer said, “The recent turmoil in the credit markets validated the soundness of our core strategy of investing in a large portfolio of residential ARM securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, which have an implied AAA credit rating and therefore limited, if any, credit risk. While we acted prudently to proactively reduce our portfolio leverage in the face of this largely unprecedented contraction of market liquidity, we did so at a relatively modest cost to our stockholders and focused asset sales on lower yielding, faster prepaying securities in order to improve future portfolio performance.
     “With the reduction in the federal funds rate to 4.75% in mid-September, financing spreads and net interest margins on our existing portfolio are improving significantly, even as the margin over the federal funds rate we pay on our 30-day borrowings remains, at least temporarily, at elevated levels. Additionally, we have been able to take advantage of weak pricing for agency-guaranteed residential mortgage securities by rapidly deploying the proceeds from our recent public offering of 11.5 million common shares into a combination of current-reset and longer-to-reset agency-guaranteed ARM securities totaling approximately $1.2 billion at attractive prices and favorable financing spreads.
     “Having successfully negotiated the turbulent markets of late summer, we are even more confident that our core investment strategy of conservatively managing a leveraged portfolio of agency-guaranteed residential ARM securities can produce attractive risk-adjusted returns over the long term while reducing but not eliminating sensitivity to changes in interest rates. While in future periods we may augment this core portfolio with commercial real estate-related assets that can further reduce our sensitivity to rising short-term interest rates, in the near term we intend to focus our efforts on growing our core ARM securities portfolio with the expectation that earnings and dividends on our common shares will improve in the coming quarters.”
Conference Call Details
     The Company has announced a conference call and live webcast on Friday, October 26, 2007 at 11:00 a.m. EDT. The conference call may be accessed by dialing toll free (877) 407-0778 in the U.S. and Canada or (201) 689-8565 for international callers. The replay can be accessed by dialing toll free (877) 660-6853 in the U.S. and Canada or (201) 612-7415 for international callers and entering account number 286 and conference ID 258148. A live audio webcast of the conference call can be accessed in the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days. Prior to the conference call a related presentation will be posted to the Company’s website.

About Capstead
     Capstead Mortgage Corporation operates as a self-managed real estate investment trust for federal income tax purposes and is based in Dallas, Texas. Capstead’s core strategy is managing a leveraged portfolio of residential mortgage securities consisting primarily of ARM securities issued and guaranteed by government sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae, which carry an actual or implied AAA rating with limited, if any, credit risk. Capstead also seeks to prudently augment its core portfolio with investments in credit-sensitive commercial real estate-related assets.
Forward-looking Statements
     This document contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead’s actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company’s investments and unforeseen factors. As discussed in the Company’s filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, the availability of new investment capital, fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. In addition to the above considerations, actual results and liquidity related to investments in loans secured by commercial real estate are affected by borrower performance under operating and/or development plans, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs, among other factors.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Mortgage securities and similar investments ($4.6 billion pledged under repurchase arrangements)	$4,781,085	$5,252,399
Investments in unconsolidated affiliates	11,121	20,073
Receivables and other assets	65,408	69,869
Cash and cash equivalents	44,633	5,661

	$4,902,247	$5,348,002

Liabilities
Repurchase arrangements and similar borrowings	$4,445,785	$4,876,134
Unsecured borrowings	103,095	103,095
Common stock dividend payable	776	385
Accounts payable and accrued expenses	22,498	28,426

	4,572,154	5,008,040

Stockholders’ equity
Preferred stock — $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, 202 shares issued and outstanding at September 30, 2007 and December 31, 2006 ($3,317 aggregate liquidation preference)	2,828	2,828
$1.26 Cumulative Convertible Preferred Stock, Series B, 15,819 shares issued and outstanding at September 30, 2007 and December 31, 2006 ($180,025 aggregate liquidation preference)	176,705	176,705
Common stock — $0.01 par value; 100,000 shares authorized:
19,393 and 19,253 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	194	192
Paid-in capital	495,879	497,418
Accumulated deficit	(359,165)	(354,617)
Accumulated other comprehensive income	13,652	17,436

	330,093	339,962

	$4,902,247	$5,348,002

Book value per common share (calculated assuming liquidation preferences for the Series A and B preferred shares and excludes the $0.60 per common share benefit of issuing 11.5 million common shares on October 2, 2007)	$7.57	$8.13

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006

Mortgage securities and similar investments:
Interest income	$74,949	$62,230	$222,886	$172,505
Interest expense	(66,478)	(61,066)	(197,174)	(163,294)

	8,471	1,164	25,712	9,211

Other revenue (expense):
Loss from portfolio restructuring	(8,276)	—	(8,276)	—
Other revenue	274	63	1,382	429
Interest expense on unsecured borrowings	(2,186)	(1,747)	(6,560)	(4,955)
Other operating expense	(1,678)	(1,627)	(4,891)	(4,876)

	(11,866)	(3,311)	(18,345)	(9,402)

Income (loss) before equity in earnings of unconsolidated affiliates	(3,395)	(2,147)	7,367	(191)
Equity in earnings of unconsolidated affiliates	247	654	1,486	1,684

Net income (loss)	$(3,148)	$(1,493)	$8,853	$1,493

Net loss attributable to common stockholders:
Net income (loss)	$(3,148)	$(1,493)	$8,853	$1,493
Less cash dividends paid on preferred stock	(5,064)	(5,064)	(15,192)	(15,192)

	$(8,212)	$(6,557)	$(6,339)	$(13,699)

Basic and diluted loss per common share	$(0.43)	$(0.35)	$(0.33)	$(0.73)

Cash dividends declared per share:
Common	$0.040	$0.020	$0.100	$0.060
Series A Preferred	0.400	0.400	1.200	1.200
Series B Preferred	0.315	0.315	0.945	0.945

CAPSTEAD MORTGAGE CORPORATION
MARKET VALUE ANALYSIS
(in thousands)
(unaudited)

	September 30, 2007					December 31, 2006
					Unrealized	Unrealized
	Principal			Market	Gains	Gains
	Balance	Premiums	Basis	Value	(Losses)	(Losses)

Mortgage securities held available- for-sale: (a) (b)
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$278	$1	$279	$302	$23	$24
Current-reset ARMs	2,496,872	35,001	2,531,873	2,536,779	4,906	12,281
Longer-to-reset ARMs	1,581,264	23,433	1,604,697	1,609,748	5,051	1,044
Ginnie Mae:
Current-reset ARMs	565,651	2,611	568,262	571,931	3,669	3,602

	4,644,065	61,046	4,705,111	4,718,760	13,649	16,951

Non-agency securities:
Fixed-rate	1,087	10	1,097	1,112	15	29
Current-reset ARMs	18,845	179	19,024	18,886	(138)	299

	19,932	189	20,121	19,998	(123)	328

	$4,663,997	$61,235	$4,725,232	$4,738,758	$13,526	$17,279

Mortgage securities held-to- maturity: (a) (b)
Collateral released from structured financings:
Agency-guaranteed securities:
Fixed-rate	$13,516	$38	$13,554	$13,780	$226	$305
Non-agency securities:
Fixed-rate	12,772	12	12,784	12,847	63	191
Current-reset ARMs	5,620	46	5,666	5,655	(11)	122

	31,908	96	32,004	32,282	278	618
Collateral for structured financings	5,195	86	5,281	5,281	—	—

	$37,103	$182	$37,285	$37,563	$278	$618

Longer-term borrowings supporting investments in longer-to-reset ARM securities(c)			$1,521,139	$1,530,490	$(9,351)	$2,969

(a)	Unrealized gains and losses on mortgage securities classified as available-for-sale are recorded in stockholders’ equity as a component of “Accumulated other comprehensive income.” Gains or losses are generally recognized in earnings only if sold. Mortgage securities classified as held-to-maturity are carried on the balance sheet at amortized cost. Investments in unsecuritized loans either owned outright or by an unconsolidated affiliate are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (18 months or less for “current-reset” ARM securities, and greater than 18 months for “longer-to-reset” ARM securities). As of September 30, 2007, average months-to-roll for current-reset and longer-to-reset ARM securities were four months and 46 months, respectively. Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.

(c)	Unrealized gains or losses on the Company’s liabilities, such as its longer-term borrowings supporting investments in longer-to-reset ARM securities, are carried on the balance sheet at amortized cost. As of September 30, 2007, these borrowings had an average maturity of 18 months at an average rate of 5.01%.

CAPSTEAD MORTGAGE CORPORATION
MORTGAGE SECURITIES AND SIMILAR INVESTMENTS
YIELD/COST ANALYSIS
(dollars in thousands)
(unaudited)

						Projected	Lifetime
	3rd Quarter Average (a)			As of September 30, 2007		4th Quarter	Runoff
	Basis	Yield/Cost	Runoff	Premiums	Basis(a)	Yield/Cost (b)	Assumptions
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$14,379	6.40%	21	$39	$13,833	6.42%	38%
ARMs	4,619,792	5.65	30	58,434	4,136,570	5.83	31
Ginnie Mae ARMs	601,958	5.62	36	2,611	568,262	5.64	29

	5,236,129	5.65	30	61,084	4,718,665	5.81	31

Non-agency securities:
Fixed-rate	14,275	6.98	24	22	13,881	6.93	37
ARMs	25,300	6.95	20	225	24,690	6.68	38

	39,575	6.96	21	247	38,571	6.79	38
Commercial loans	4,562	18.62	—	(14)	5,042	18.37	—
Collateral for structured financings	5,558	7.91	22	86	5,281	7.91	30

	5,285,824	5.67	30	$61,403	4,767,559	5.82	31

Related borrowings:
30-day interest rates	3,395,942	5.35			2,919,365	4.95
> 30-day interest rates	1,557,050	5.00			1,521,139	5.01
Structured financings	5,558	7.91			5,281	7.91

	4,958,550	5.25			4,445,785	4.98

Capital employed/ financing spread	$327,274	0.42			$321,774	0.84

Return on assets (c)		0.64				1.14

(a)	Basis represents the Company’s investment before unrealized gains and losses. Asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.

(b)	Projected annualized yields and borrowing rates reflect management’s expectations as of the date of this press release for fourth quarter portfolio acquisitions, ARM coupon resets and runoff rates, assuming no change in the federal funds rate. Actual yields realized in future periods largely depend upon (i) changes in portfolio composition, (ii) ARM coupon resets, which are based on underlying indexes, (iii) runoff and (iv) changes in lifetime runoff assumptions. Interest rates on borrowings that reset every 30 days are based on a margin over the federal funds rate and therefore largely depend on changes or anticipated changes in the federal funds rate and market liquidity.

(c)	The Company generally uses its liquidity to pay down borrowings. Return on assets is calculated on an annualized basis assuming the use of this liquidity to reduce borrowing costs.